Exhibit 23.21

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated March 14, 2000, included in this Form 10-K, into Learn2.com Inc.'s (formerly known as 7th Level, Inc.) previously filed Registration Statements File No. 333-64365, 333-69861, 333-80357 and 333-90983 filed on Form S-3 and Registration Statements File No. 333-83695, 333-65525, 333-10341, 333-10339 and 333-92697 filed on Form S-8.

                      ARTHUR ANDERSEN LLP

New York, New York
March 27, 2000

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